Exhibit 5.1
+1 617 526 6000 (t)
+1 617 526 5000 (f)
wilmerhale.com
November 6, 2007
Bookham, Inc.
2584 Junction Avenue
San Jose, California 95134

Re:	Registration Statement on Form S-3
Ladies and Gentlemen:
     This opinion is furnished to you in connection with a Registration Statement on Form S-3 (File No. 333-145665) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) for the registration of shares of common stock, $0.01 par value per share (the “Common Stock”), of Bookham, Inc., a Delaware corporation (the “Company”), which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an aggregate initial offering price not to exceed $200,000,000; and (ii) the prospectus supplement, dated November 6, 2007, to the prospectus dated October 19, 2007 included in the Registration Statement (the “Prospectus Supplement”) relating to the issuance and sale of 16,000,000 shares of Common Stock of the Company, plus an additional 2,400,000 shares of Common Stock of the Company issuable upon exercise of an over-allotment option granted by the Company to the Underwriters (as defined below) (collectively, the “Shares”).
The Shares are to be sold by the Company pursuant to an underwriting agreement (the “Underwriting Agreement”), dated November 6, 2007, by and among the Company and Citigroup Global Markets Inc. and Cowen and Company, LLC, as representatives of the several underwriters named in the Underwriting Agreement (the “Underwriters”), which is being filed as Exhibit 1.1 to the Company’s Current Report on Form 8-K (File No. 000-30684), dated November 6, 2007.
We are acting as counsel for the Company in connection with the issue and sale by the Company of the Shares pursuant to the Underwriting Agreement. We have examined a copy of the Prospectus Supplement and signed copies of the Registration Statement, each as filed with the Commission. We have also examined and relied upon the Underwriting Agreement, minutes of meetings of the stockholders and the Board of Directors of the Company, including committees thereof, as provided to us by the Company, stock record books of the Company as provided to us by the Company, the Certificate of Incorporation and By-Laws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.
In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

Bookham, Inc.
November 6, 2007

We assume that the appropriate action will be taken, prior to the offer and sale of the Shares, to register and qualify the Shares for sale under all applicable state securities or “blue sky” laws.
We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.
Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when the Shares are issued and paid for in accordance with the terms and conditions of the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable.
Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.
We hereby consent to the filing of this opinion with the Commission as an exhibit to the Current Report on Form 8-K to be filed by the Company in connection with the offer and sale of the Shares in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. We also hereby consent to the use of our name in the Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

WILMER CUTLER PICKERING
HALE AND DORR LLP

By:	/s/ Thomas S. Ward
Thomas S. Ward, a Partner